Exhibit 9(b)

HENNESSY FUNDS TRUST

FORM OF FIFTH AMENDMENT TO THE
CUSTODY AGREEMENT
THIS FIFTH AMENDMENT, effective XX/XX/XX (the “Effective Date”), to the Custody Agreement, dated as of July 1, 2005, as amended (the “Agreement”), is entered into by and between HENNESSY FUNDS TRUST, a Delaware statutory trust (the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association (the “Custodian”).
RECITALS

WHEREAS, the Company and the Custodian are parties to the Agreement; and

WHEREAS, the desire to amend the Agreement in order to add the Stance Equity ESG Large Cap Core ETF and its corresponding fee schedule; and

WHEREAS, Section 14.2 of the Agreement allows for its amendment by a written instrument executed by both the Company and the Custodian.

AGREEMENT

NOW, THEREFORE, the Company and the Custodian agree as follows:

1.	As of the Effective Date, Amended Exhibit C of the Agreement is hereby superseded and replaced with Amended Exhibit A attached hereto.

2.	As of the Effective Date, the fee schedule applicable to exchange traded funds is hereby added to the Agreement and attached hereto as Exhibit D-1.

3.	Except to the extent amended by this Amendment, the Agreement remains in full force and effect.

IN WITNESS WHEREOF, the Company and the Custodian have each caused this Amendment to be executed by a duly authorized officer as of the date indicated below such officer’s signature.

HENNESSY FUNDS TRUST By: Name: _____________________________ Title: _____________________________ Date:	U.S. BANK NATIONAL ASSOCIATION By: Name: Title: Date:

Amended Exhibit C
to the
Custody Agreement

Fund Names
Separate Series of Hennessy Funds Trust
Name of Series	Applicable Fee Schedule
Hennessy Cornerstone Growth Fund	Exhibit D
Hennessy Focus Fund	Exhibit D
Hennessy Cornerstone Mid Cap 30 Fund	Exhibit D
Hennessy Cornerstone Large Growth Fund	Exhibit D
Hennessy Cornerstone Value Fund	Exhibit D
Hennessy Total Return Fund	Exhibit D
Hennessy Equity and Income Fund	Exhibit D
Hennessy Balanced Fund	Exhibit D
Hennessy BP Energy Fund	Exhibit D
Hennessy BP Midstream Fund	Exhibit D
Hennessy Gas Utility Fund	Exhibit D
Hennessy Japan Fund	Exhibit D
Hennessy Japan Small Cap Fund	Exhibit D
Hennessy Large Cap Financial Fund	Exhibit D
Hennessy Small Cap Financial Fund	Exhibit D
Hennessy Technology Fund	Exhibit D
Stance Equity ESG Large Cap Core ETF	Exhibit D-1

Amended Exhibit D to the Custody Agreement

Combined Fund Administration, Fund Accounting, Transfer Agent, and Custody Services Fee Schedule effective October 1, 20181
Annual fee schedule based upon the aggregate net assets of the Funds:

12 basis points on all net assets up to $2 billion
10 basis points on the next $2 billion of net assets
6 basis points on the next $2 billion of net assets
5 basis points on the next $1 billion of net assets
4 basis points on the next $3 billion of net assets
3 basis points on net assets greater than $10 billion
Minimum annual fee across all Funds: $37,500 per Fund multiplied by the number of Funds.

SEC Modernization Fees:

$12,000 per year, per Fund, commencing on the date each such Fund is required to first comply with the Form N‑PORT requirements.

$250 per year, per Fund, commencing on the date each such Fund is required to first comply with the Form N-CEN requirements.

Extraordinary services – quoted separately
Fees are billed monthly

Annual fee includes all Fund expenses, excluding extraordinary expenses, related to the agreements indicated above.

[1]
This Exhibit is a combined fee schedule that will cover all services provided by USBGFS to the Trust pursuant to the Fund Administration Servicing Agreement, the Fund Accounting Servicing Agreement, and the Transfer Agent Servicing Agreement, as well as the services provided by U.S. Bank National Association to the Trust pursuant to the Custody Agreement.

Exhibit D-1 to the Custody Agreement

Fee Schedule for ETF Series added to The Hennessy Funds Trust
The following reflects the greater of the basis point fee or annual minimum1 where Hennessy Advisors, Inc. (the “Adviser”) acts as investment adviser to the fund(s) in the Hennessy Funds Trust.

Fees for ETF Custody Services
NOTE: to be finalized per existing custody service line agreement
See Appendix C for Services and Associated Fees in addition to the Base Fee
See Appendix D for Global Sub-Custodial Services and Associated in addition to the Base Fee

APPENDIX C
Custody Services in addition to the Base Fee
Portfolio Transaction Fees1
◾	$4.00 – Book entry DTC transaction, Federal Reserve transaction, principal paydown
◾	$7.00 – Repurchase agreement, reverse repurchase agreement, time deposit/CD or other non-depository transaction
◾	$8.00 – Option/SWAPS/future contract written, exercised or expired
◾	$15.00 – Mutual fund trade, Margin Variation Wire and outbound Fed wire
◾	$50.00 – Physical security transaction
◾	$5.00 – Check disbursement (waived if U.S. Bancorp is Administrator)
◾	$20 Manual instructions fee. (Additional Per Securities and Cash Transactions)
◾	$20 Cancellation/Repair fee. (Additional Per Securities and Cash Transactions)
◾	$6.5 Per Non-USD wire.
◾	$30 Per Non-FX Executed at U.S. Bank
◾	$25 Monthly charge on zero valued securities (Per ISIN)
◾	$20 Per Proxy Vote cast.
◾	$25 Dormant account fee (one year no activity)
A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.

1 “Sponsor trades” are defined as any trades put through the Portfolio, on behalf of the Fund by any portfolio manager/sub advisor and their affiliates authorized by the BOT to act on behalf of the Fund, outside of the create/redeem process.  Cash-in-Lieu proceeds received as part of the create/redeem process, and their related transactions are not considered to be “Sponsor trades.

Miscellaneous Expenses
All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, SWIFT charges, negative interest charges and extraordinary expenses based upon complexity.

Additional Services
◾	Additional fees apply for global servicing. Fund of Fund expenses quoted separately.
◾	$600 per custody sub – account per year (e.g., per sub –adviser, segregated account, etc.)
◾	Class Action Services – $25 filing fee per class action per account, plus 3% of gross proceeds, up to a maximum per recovery not to exceed $3,000.
◾	No charge for the initial conversion free receipt.

◾	Overdrafts – charged to the account at prime interest rate plus 2%, unless a line of credit is in place
◾	Third Party lending - Additional fees will apply

APPENDIX D
Additional Global Sub-Custodial Services Annual Fee Schedule
Global Custody Base Fee
A monthly base fee of $500 per fund will apply when foreign securities are held.  If no global assets are held within a given month, the monthly base charge will not apply for that month. In addition, the follow may apply.  Safekeeping and transaction fees are assessed on security and currency transactions.
Plus: Global Custody Transaction Fees1
Global Custody transaction fees associate with Sponsor Trades2. (See schedule below)
◾	A transaction is defined as any purchase/sale, free receipt / free delivery, maturity, tender or exchange of a security.
Global Safekeeping and Transaction Fees
(See schedule below)
Global Custody Tax Reclamation Services:
◾	Global Filing: $500 per annum
◾	U.S. Domestic Filing: $250 per annum (Only ADRs)
◾	Any client who does not elect for tax services (and does them themselves, would be charged an out of pocket expense per the normal process).
Miscellaneous Expenses
◾
Charges incurred by U.S. Bank, N.A. directly or through sub-custodians for account opening fees,  local taxes, stamp duties or other local duties and assessments, stock exchange fees, foreign exchange transactions, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications, recurring administration fees, negative interest charges, overdraft charges or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

◾
A surcharge may be added to certain miscellaneous expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

◾	SWIFT reporting and message fees.

Additional Global Sub-Custodial Services Annual Fee Schedule
Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee	Country	Safekeeping (BPS)	Transaction fee
Argentina	18.00	$30	Hong Kong	1.75	$18	Poland	8.00	$25
Australia	1.50	$15	Hungary	18.00	$55	Portugal	3.00	$10
Austria	1.70	$12	Iceland	15.00	$48	Qatar	38.00	$115
Bahrain	42.00	$115	India	7.00	$40	Romania	30.00	$85
Bangladesh	18.00	$110	Indonesia	6.00	$52	Russia	12.00	$175
Belgium	1.00	$8	Ireland	1.00	$3	Saudi Arabia	30.00	$75
Bermuda	15.00	$55	Israel	10.00	$26	Serbia	60.00	$165
Botswana	24.00	$45	Italy	1.00	$10	Singapore	1.35	$22
Brazil	7.00	$15	Japan	1.00	$6	Slovakia	20.00	$90
Bulgaria	24.00	$68	Jordan	40.00	$125	Slovenia	20.00	$90
Canada	1.20	$6	Kenya	28.00	$42	South Africa	1.75	$12
Chile	13.00	$40	Kuwait	38.00	$110	South Korea	3.00	$12
China Connect	18.00	$20	Latvia	15.00	$65	Spain	1.00	$10
China (B Shares)	10.00	$42	Lithuania	15.00	$45	Sri Lanka	11.00	$70
Colombia	30.00	$50	Luxembourg	1.25	$20	Sweden	1.25	$10
Costa Rica	15.00	$55	Malaysia	3.00	$35	Switzerland	1.25	$12
Croatia	18.00	$55	Malta	20.00	65	Taiwan	8.00	$43
Cyprus	4.00	$20	Mauritius	28.00	$90	Tanzania	45.00	$150
Czech Republic	12.00	$25	Mexico	2.50	$12	Thailand	3.00	$25
Denmark	1.25	$10	Morocco	28.00	$68	Tunisia	38.00	$42
Egypt	18.00	$50	Namibia	30.00	$45	Turkey	9.00	$12
Estonia	6.00	$25	Netherlands	1.25	$8	UAE	35.00	$105
Eswatini	28.00	$55	New Zealand	1.50	$22	Uganda	40.00	$90
Euroclear (Eurobonds)	1.00	$10	Nigeria	28.00	$38	Ukraine	30.00	$50
Euroclear (Non-Eurobonds)	Rates are available upon request	Rates are available upon request	Norway	1.25	$10	United Kingdom	1.00	$3
Finland	1.50	$10	Oman	42.00	$100	Uruguay	45.00	$55
France	1.00	$8	Pakistan	24.00	$75	Vietnam	20.00	$80
Germany	1.00	$8	Panama	65.00	$98	West African Economic Monetary Union (WAEMU)*	38.00	$130
Ghana	25.00	$40	Peru	30.00	$60	Zambia	28.00	$45
Greece	4.00	$20	Philippines	3.50	$38	Zimbabwe	28.00	$45

*Transaction Fee includes: Receive Versus Payment (RVP), Delivery Versus Payment (DVP), FREE REC, and FREE DEL activity related to securities settlement within U.S. Bank sub-custodian network

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